Exhibit 5.2

October 22, 2012 Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002	811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
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Milan

Re:   Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-165263)

Ladies and Gentlemen:

We have acted as special counsel to Plains Exploration & Production Company, a Delaware corporation (the “Company”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (File No. 333-165263) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Amendment in the form in which it will be filed. The Amendment registers the offering and sale of the guarantee (the “Guarantee”) by PXP Offshore LLC, a Delaware limited liability company (the “Additional Guarantor”), of one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to (a) the senior indenture, dated as of March 13, 2007, between the Company and Wells Fargo Bank, N.A., as trustee, a copy of which is attached as Exhibit 4.1 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Senior Indenture”) or (b) a subordinated indenture to be entered into between the Company and Wells Fargo Bank, N.A., as trustee, a form of which is attached as Exhibit 4.2 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Subordinated Indenture”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Amendment, Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Guarantee.

October 22, 2012

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Additional Guarantor and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Subordinated Indenture has been duly authorized by all necessary corporate or limited liability company action of the Company and the Guarantors and duly executed and delivered, and when the specific terms of the Guarantee have been duly established in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and authorized by all necessary limited liability company action of the Additional Guarantor, and such Guarantee has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such limited liability company action, such Guarantee will be a legally valid and binding obligation of the Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

October 22, 2012

With your consent, we have assumed (i) that the Guarantee and the supplemental indentures governing the Debt Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Additional Guarantor, enforceable against them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Latham & Watkins LLP

Schedule I

Guarantors

•	Arguello, Inc.

•	Latigo Petroleum, Inc.

•	Plains Acquisition Corporation

•	Plains Resources Inc.

•	Pogo Partners, Inc.

•	PXP Producing Company LLC

•	PXP Aircraft LLC

•	PXP Gulf Coast LLC

•	PXP Louisiana L.L.C.

•	PXP Louisiana Operations LLC

•	PXP Offshore LLC